EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, dated February 20, 1997, into the Company's previously filed Registration Statements (as amended, as applicable) File Numbers 33-4041, 33-9570, 33-12119, 33-15680, 33-37827, 33-56762, 33-65123, 33-83402,
333-07413, 333-10919, and 333-10965.


                                                /S/ Arthur Andersen LLP

San Diego, California
December 18, 1997